Exhibit 10.2

BILL OF SALE AND ASSIGNMENT AND ASSUMPTION AGREEMENT

This BILL OF SALE AND ASSIGNMENT AND ASSUMPTION AGREEMENT, dated as of January 29, 2024 (this “Bill of Sale and Assignment and Assumption Agreement”), is made and entered into by and among First Health FL LLC, a Delaware limited liability company (“Purchaser”), Ceautamed Worldwide, LLC, a Florida limited liability company (“Ceautamed”), Wellness Watchers Global, LLC, a Florida limited liability company (“WWG”), and Greens First Female, LLC, a Florida limited liability company (“GFF”; each of Ceautamed, WWG and GFF are referred to individually as a “Seller” and collectively as the “Sellers”), pursuant to and in accordance with that certain Asset Purchase Agreement, dated as of the date hereof (the “Agreement”), by and among the Purchaser, the Sellers and the other parties thereto, which Agreement provides, among other things, for the purchase of the Purchased Assets by Purchaser and the assumption of the Assumed Liabilities by Purchaser. All capitalized terms used herein and not defined have the meanings ascribed to them in the Agreement.

NOW, THEREFORE, in consideration of the premises set forth below, Purchaser and Sellers hereby agree as follows:

1. Sellers hereby sell, convey, transfer, assign, and deliver to Purchaser all of their right, title and interest in and to the Purchased Assets, free and clear of all Encumbrances. Sellers are not selling, conveying, transferring, assigning or delivering to Purchaser, and Purchaser is not purchasing or assuming, any of Sellers’ right, title and interest in and to any of the Excluded Assets.

2. Purchaser hereby agrees to assume, pay, discharge and perform when required and lawfully due, all of the Assumed Liabilities. Except for the Assumed Liabilities, the parties expressly agree that Purchaser shall not assume or otherwise become liable for the Excluded Liabilities or any other debts, liabilities, obligations or expenses of any kind or nature whatsoever of Sellers, the Shareholder or their respective Affiliates, whether existing on the date hereof or arising after the date hereof, including, without limitation, unpaid Taxes of any kind or any debts, liabilities, obligations, or expenses of any kind or nature whatsoever (including Indebtedness) of Sellers or their Affiliates (including the Shareholder) or pertaining to the Excluded Assets or the Excluded Liabilities.

3. Each party shall execute and deliver such additional instruments and other documents and shall use commercially reasonable efforts to take such further actions as may be reasonably necessary to effectuate, carry out and comply with all of the terms of this Bill of Sale and Assignment and Assumption Agreement.

4. No provision of this Bill of Sale and Assignment and Assumption Agreement shall in any way modify, replace, amend, change, rescind, waive or in any way affect the express provisions (including the warranties, covenants, agreements, conditions, representations or any of the obligations and indemnifications, and the limitations relating thereto of Purchaser, Sellers and the Shareholder) set forth in the Agreement, this Bill of Sale and Assignment and Assumption Agreement being intended solely to effect the transfer of certain assets, obligations and liabilities pursuant to the Agreement. In the event of any conflict or inconsistency between the terms of the Agreement and the terms hereof, the terms of the Agreement shall govern.

5. This Bill of Sale and Assignment and Assumption Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

6. THIS BILL OF SALE AND ASSIGNMENT AND ASSUMPTION AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA, WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

7. To the extent any provision hereof conflicts with any provision in the Agreement, the terms of the Agreement shall prevail.

8. This Bill of Sale and Assignment and Assumption Agreement may be executed in two counterparts, each of which will be deemed an original, but both of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, this Bill of Sale and Assignment and Assumption Agreement has been executed by the parties hereto as of the date first above written.

SELLERS:

CEAUTAMED WORLDWIDE, LLC

By:	/s/ A. J. Cervantes, Jr.
	Name:	A. J. Cervantes, Jr.
	Title:	Executive Chairman

GREENS FIRST FEMALE, LLC

By:	/s/ A. J. Cervantes, Jr.
	Name:	A. J. Cervantes, Jr.
	Title:	Executive Chairman

WELLNESS WATCHERS GLOBAL, LLC

By:	/s/ A. J. Cervantes, Jr.
	Name:	A. J. Cervantes, Jr.
	Title:	Executive Chairman

PURCHASER:

FIRST HEALTH FL LLC

By:	/s/ Joseph X. Xiras
	Name:	Joseph X. Xiras
	Title:	Holder